UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 5, 2010

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07         Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.’s (“ACGL”) annual meeting of shareholders was held on May 5, 2010.  At the meeting, the holders of 47,418,975 common shares, which represents approximately 90 percent of the outstanding shares entitled to vote as of the record date of March 12, 2010, were represented in person or by proxy.   Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1.  The vote on the election of the three Class III directors to hold office until the 2013 annual meeting of shareholders or until their successors are elected and qualified.  The voting results were as follows:

DIRECTOR	FOR	WITHHOLD

Wolfe “Bill” H. Bragin	42,727,202	220,625
John L. Bunce, Jr.	42,732,938	214,889
Sean D. Carney	27,180,464	15,767,363

The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries.  The voting results were as follows:

DIRECTOR	FOR	WITHHOLD
William E. Beveridge	42,548,788	399,039
Dennis R. Brand	42,549,827	398,000
Knud Christensen	42,550,638	397,189
Graham B.R. Collis	41,006,261	1,941,566
William J. Cooney	42,733,805	214,022
Stephen Fogarty	42,550,652	397,175
Elizabeth Fullerton-Rome	42,550,638	397,189
Rutger H.W. Funnekotter	42,733,819	214,008
Marc Grandisson	42,549,088	398,739
Michael A. Greene	42,733,819	214,008
John C.R. Hele	41,102,808	1,845,019
David W. Hipkin	42,548,702	399,125
W. Preston Hutchings	42,550,788	397,039
Constantine Iordanou	42,550,802	397,025
Wolbert H. Kamphuijs	42,733,805	214,022
Michael H. Kier	42,733,819	214,008
Mark D. Lyons	42,534,673	413,154
Adam Matteson	42,550,652	397,175
Michael Murphy	42,550,398	397,429
Martin J. Nilsen	42,550,652	397,175
Nicolas Papadopoulo	42,549,448	398,379
Michael Quinn	42,733,819	214,008
Maamoun Rajeh	42,550,638	397,189

Paul S. Robotham	41,103,872	1,843,955
Soren Scheuer	42,550,538	397,289
Budhi Singh	42,550,638	397,189
Helmut Sohler	42,550,638	397,189
Julian Stroud	42,548,802	399,025
Angus Watson	42,550,638	397,189
James R. Weatherstone	42,548,802	399,025

Item 2.  The vote on the adoption of amendments to ACGL’s bye-laws as set forth in Appendix A of, and as described in, ACGL’s Definitive Proxy Statement, which was filed with the Securities Exchange Commission (the “SEC”) on March 25, 2010 and is filed as Exhibit 3.1 hereto and incorporated herein by reference.  The voting results were as follows:

FOR	AGAINST	ABSTAIN
47,198,704	212,919	7,352

Item 3.  The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2010.  The voting results were as follows:

FOR	AGAINST	ABSTAIN
46,892,424	521,411	5,140

ITEM 8.01         Other Events.

Preferred Share Dividends.  On May 5, 2010, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding (1) 8,000,000 shares of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 per share (the “Series A Shares”), with a liquidation preference of $25.00 per share, and (2) 5,000,000 shares of its 7.875% Non-Cumulative Preferred Shares, Series B, $0.01 per share (the “Series B Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on August 15, 2010 to holders of record of the Series A Shares and the Series B Shares, as applicable, as of August 1, 2010, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share

Series A	6/30/10	5/15/10-6/30/10	$2,044,444	$0.2556
	8/14/10	7/1/10-8/14/10	1,955,556	0.2444
			$4,000,000	$0.50

Series B	6/30/10	5/15/10-6/30/10	$1,257,813	$0.2516
	8/14/10	7/1/10-8/14/10	1,203,125	0.2406
			$2,460,938	$0.4922

Item 9.01 Financial Statements and Other Exhibits

 (d) Exhibits.

Exhibit Number	Description
3.1	Amendments to Bye-laws (incorporated by reference from Appendix A to ACGL’s Definitive Proxy Statement, as filed with the SEC on March 25, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 11, 2010	By:	/s/ W. Preston Hutchings
		Name:	W. Preston Hutchings
		Title:	Senior Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amendments to Bye-laws (incorporated by reference from Appendix A to ACGL’s Definitive Proxy Statement, as filed with the SEC on March 25, 2010).